Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Rockville Financial, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I hereby certify pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of the Company as of and for the period covered by this Report.

By:	/s/ William H.W. Crawford, IV
William H.W. Crawford, IV
President and Chief Executive Officer
November 9, 2011

By:	/s/ John T. Lund
John T. Lund
EVP, Chief Financial Officer and Treasurer
November 9, 2011
The forgoing certification is being furnished solely pursuant to 12 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Rockville Financial, Inc. and will be retained by Rockville Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.